SEI INVESTMENTS DISTRIBUTION CO.
                    SUB-DISTRIBUTION AND SERVICING AGREEMENT

                              ______________, 20__

Ladies and Gentlemen:

         SEI Investments Distribution Co., a Pennsylvania corporation, serves as distributor (the "Distributor") to the Funds listed on Schedule A to this Agreement (the "Funds"). Each of the Funds listed on Schedule A is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Funds offer their shares ("Shares") to the public in accordance with the terms and conditions contained in the Funds' prospectus. The term "Prospectus" used herein refers to all of the prospectus(es) on file with the U.S. Securities and Exchange Commission ("SEC"), which are part of the Funds' registration statement under the Securities Act of 1933 (the "Securities Act") and, if applicable, the most recent statement of additional information. In connection with the foregoing you may serve as a participating dealer for the Funds ("Participating Dealer") and, therefore, accept orders for the purchase or redemption of Shares, respond to shareholder inquiries and perform other related functions subject to the following terms and conditions:

         1.  PARTICIPATING DEALER.
             --------------------

         a. You are hereby designated a Participating Dealer and as such are authorized (i) to accept orders for the purchase of SHARES of the Funds and to transmit to the Funds such orders and the payment made therefor; (ii) to accept orders for the redemption or exchange of Shares and to transmit to the Funds such orders and all additional material, including any certificates for Shares, as may be required to complete the redemption; and (iii) to assist shareholders with the foregoing and other matters relating to their investments in the Funds and to the distribution of Shares, in each case subject to the terms and conditions set forth in the Prospectus and applicable provisions of the Investment Company Act and rules adopted thereunder, each as amended, including Rule 22c-1 thereunder. You agree to review each Share purchase or redemption order submitted through you or with your assistance for completeness and accuracy.

         b. You agree that, if requested by the Distributor, you will undertake from time to time certain shareholder communication activities ("shareholder services") as requested by the Distributor, for your customers ("Customers") who have purchased Shares. You may perform these duties yourself or subcontract them to a third party of your choice. These shareholder services may include one or more of the following services as determined by the Distributor: (i) responding to Customer inquiries relating to the services performed by you; (ii) responding to routine inquiries from Customers concerning their investments in Shares; and
(iii) providing such other similar services as may be reasonably requested by the Distributor to the extent you are permitted to do so under applicable statutes, rules and regulations. In addition, you agree to perform one or more of the following, as may be requested from time to time by the Distributor: (i) establishing and maintaining accounts and records relating to Customers that invest in Shares, including taxpayer identification number certifications; (ii) processing dividend and distribution payments from the Funds on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Shares and forwarding sales literature and advertising provided by the Distributor; (iv) arranging for bank wires; (v) providing subaccounting with respect to Shares owned of record or beneficially by Customers or providing the information to the Funds necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (vii) assisting in processing purchase, exchange and redemption requests from Customers and in placing such orders with the Funds' service contractors; and (viii) assisting Customers in changing dividend options, account designations and addresses.

         c. In performing the services described in this Agreement, you will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used by your business or any personnel employed by you) as may be reasonably necessary or beneficial to provide such services.

         2.  AGREEMENT TO PROVIDE SHAREHOLDER INFORMATION.
             --------------------------------------------

         a. As instructed by you, the Funds' transfer agent will open accounts on the Funds' books and records (each, an "account") in order to process Share purchase and redemption requests for you and your "Shareholders" (as that term is defined below). You agree to provide the Funds, or its designee, upon written request, the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Shareholders; the name or other identifier of any investment professionals associated with the Shareholders or account (if known); and the amount, date, and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account during the period covered by the request. Notwithstanding the foregoing, you are not required to provide any information under this Section until the SEC designated Rule 22c-2 compliance date (currently established as October 16, 2007 in SEC ReleaseIC-27504.

          b. You agree to transmit the requested information that is on your books and records to the Funds, or its designee, promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on your books and records, you agree to: (i) provide or arrange to provide to the Funds the requested information from Shareholders who hold an account with an "indirect intermediary" (as defined in Rule 22c-2); or
(ii) if directed by the Funds (or its designee), block further purchases of Shares from such indirect intermediary. In such instance, you agree to inform the Funds whether you plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing, which writing may be an electronic or a facsimile transmission, and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds, or its designee, should be consistent with the NSCC Standardized Data Reporting Format.

         c. The Funds agree that all requests will set forth a specific period for which transaction information is sought, which period may include each trading day. The Funds may request transaction information as it deems appropriate, including to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing disruptive trading activity in the Funds or dilution of the value of the outstanding Shares of the Funds. The Funds agree not to use the information received for marketing or any other similar purpose without your prior written consent.

         d. You agree to execute written instructions from the Funds, or its designee, to restrict or prohibit further purchases or exchanges of Shares by any Shareholder specifically identified by the Funds or its designee. Such instruction can be for any reason deemed appropriate by the Funds or its designee, including for a Shareholder that has been identified as having engaged in transactions of the Funds' Shares (directly or indirectly through your accounts) that violate policies established by the Funds for the purpose of eliminating or reducing disruptive trading activity in the Funds or dilution of the value of the outstanding Shares of the Funds. When issuing you instructions, the Funds, or its designee, will include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII, is not known, the instructions will include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information. You agree to execute instructions as soon as reasonably practicable, but not later than five
(5) business days after you receive the instructions and you must provide written confirmation to the Funds, or its designee, that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

         e. For purposes of this Section, the term "Shareholder" means: (i) the beneficial owner of Shares, whether the Shares are held directly or by you in nominee name; (ii) the employee benefit, retirement or other plan participant notwithstanding that the plan may be deemed to be the beneficial owner of Shares; or (iii) the holder of interests in a variable annuity or variable life insurance contract issued by you.

         3.  ANTI-MONEY LAUNDERING.


         You represent and warrant that, with respect to your Customers, you are and will continue to be in compliance with all applicable laws and regulations aimed at the prevention and detection of money laundering and/or the financing of terrorism activities including Bank Secrecy Act, as amended by USA PATRIOT Act, U.S. Treasury Department, including the Office of Foreign Asset Control ("OFAC") and the Financial Crimes and Enforcement Network ("FinCEN"), SEC and rules of Financial Industry Regulatory Authority ("FINRA"). As such you represent that you have an anti-money laundering program ("AML Program"), that at minimum includes, i) an AML compliance officer designated to administer and oversee the AML Program, ii) ongoing training for appropriate personnel, iii) internal controls and procedures reasonably designed to prevent and detect suspicious activity monitoring and terrorist financing activities; iv) procedures to comply with know your customer requirements and to verify the identity of all customers; v) appropriate record keeping procedures. In addition you agree to fully cooperate with requests from the government regulators and Distributor for information relating to customers and/or transactions involving the Fund Shares, as permitted by law, in order for Distributor to comply with its regulatory requirements.



         4.  EXECUTION OF ORDERS FOR PURCHASES AND REDEMPTIONS OF SHARES.
             -----------------------------------------------------------

         a. All orders for the purchase of any Shares shall be executed at the then current public offering price per Share (I.E., the net asset value per Share plus the applicable sales load, if any) and all orders for the redemption (or exchange) of any Shares shall be executed at the net asset value per Share, less any redemption charge (or exchange fee), in each case as described in the Prospectus. In this regard, you shall ensure that any orders submitted by you to the Funds for a particular trade date have been received by you prior to such Funds' cut-off time for orders, in each case in accordance with the terms and conditions set forth in such Funds' prospectuses and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder. In the event an order is received after such cut-off time, you shall ensure that such order is submitted in such a manner so that the order is priced in accordance with the Funds' Prospectuses and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder.

         b. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis. The procedures relating to all orders and the handling of each order will be subject to the terms of the Prospectus and the Distributor's written instructions to you from time to time. Payment for Shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus or if an order for purchase, redemption, exchange, transfer or registration of Shares is changed or altered, the Funds and the Distributor reserve the right, without notice, to cancel the sale, redemption, exchange, transfer or registration and to hold you responsible for any loss sustained as a result thereof.

         c. You represent and warrant that you have procedures in place reasonably designed to ensure that orders received by you are handled in a manner consistent with the Funds' Prospectuses and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder. In addition, you agree that you will not enter into any arrangement to facilitate trading of Shares in a manner inconsistent with the Funds' Prospectuses or applicable law.

         d. You agree to comply with and, with respect to your Customers, enforce the Funds's policies on market timing, as described in the Prospectus or as otherwise disclosed to you. In addition, you agree that you will not enter into any arrangement to facilitate excessive trading in the Shares in contravention of the Funds' policies on market timing.

         e. The Funds and the Distributor reserve the right to reject any purchase or exchange request at their sole discretion, including from any investor whom either the Funds or the

Distributor believes has a history of abusive trading or who's trading, in its judgment, has been or may be disruptive to the Funds.

         5. LIMITATION OF AUTHORITY. No person is authorized to make any representations concerning the Funds, or the Shares except those contained in the Prospectus and in such printed information as the Distributor may subsequently prepare. NO PERSON IS AUTHORIZED TO DISTRIBUTE ANY SALES MATERIAL RELATING TO THE FUNDS WITHOUT THE PRIOR WRITTEN APPROVAL OF THE DISTRIBUTOR.

         6. COMPENSATION. As compensation hereunder, you may retain any sales charge paid by your Customer pursuant to the Prospectus unless the payment of any such sales charge by your Customer has been waived by the Funds for any reason. The Distributor may also pay you compensation for selling Shares, performing shareholder services and/or performing other administrative services, in the amounts and at the times as the Distributor may determine from time to time with respect to the average daily net asset value of the Shares owned of record or beneficially by your Customers. Such compensation will be computed and paid in accordance with the applicable distribution and/or shareholder service plans adopted by the Funds (pursuant to Rule 12b-1 under the Investment Company Act or otherwise), as they may be amended from time to time. You acknowledge that any compensation to be paid to you by the Distributor shall be paid from proceeds paid to the Distributor by the Funds pursuant to such distribution and/or shareholder service plans and, to the extent the Distributor does not receive such proceeds for any reason, the amounts payable to you will be reduced accordingly. In determining the amount payable to you hereunder, we reserve the right to exclude any sales that we reasonably determine have not been made in accordance with the provisions of the Prospectus and this Agreement.

         7. PROSPECTUS AND REPORTS. You agree to comply with the provisions contained in the Securities Act governing the delivery of a Prospectus to any person to whom you offer Shares. You further agree to deliver, upon our request, copies of any amended Prospectus to persons whose Shares you are holding as record owner. You further agree to forward, if required by law, shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers.

         8.  QUALIFICATION TO ACT.
             --------------------

         a. You represent that you are either (a) a member in good standing of the FINRA or (b) exempt under federal and state securities laws from registration as a broker or dealer, and have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records.

         b. If you are a member of the FINRA, your expulsion or suspension from the FINRA will automatically terminate this Agreement on the effective date of such expulsion or suspension. If you are exempt under federal and state securities laws from registration as a broker or dealer, you represent that you possess the legal authority to perform the services contemplated by this Agreement without violating applicable law, and this Agreement shall automatically terminate in the event that you no longer possess such authority. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. You agree to notify us in writing of any such action or event that shall cause termination of this Agreement.

         c. You agree that each partner, director, officer, employee or agent of yours who will participate or otherwise be involved in the offer or sale of the shares of the Funds or the performance by you of your duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which you offer and sell Shares of the Funds.

         d. You agree that in performing the services under this Agreement, you at all times will comply with the Conduct Rules of the FINRA, particularly Conduct Rule 2830, and any other regulations or guidelines issued by the FINRA. Without limiting the generality of the foregoing, you agree to provide your Customers a written notice regarding the availability of the

FINRA Regulation Public Disclosure Program no less than once every calendar year pursuant to FINRA Conduct Rule 2280. The notice shall contain (i) the Program hotline telephone number; (ii) the FINRA Regulation web site address; and (iii) a statement as to the availability to your Customers of an investor brochure from the FINRA that includes information describing the Public Disclosure Program.

         e. You agree that you are responsible for knowing the provisions and policies of the Funds related to breakpoints and for applying those provisions and policies to the sale of shares to Customers. Moreover, you agree that you will not combine customer orders to reach breakpoints in commissions or for any other purposes whatsoever unless authorized by the then current Prospectus or by us in writing. You further agree that you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below a breakpoint. You further agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. Finally, you agree to maintain policies and procedures, including supervisory procedures, reasonably designed to ensure that customers are apprised of, and receive, breakpoint opportunities. You agree to provide us, upon reasonable request, with a copy of such policies and procedures and such other documentation that will allow us to satisfy our supervisory and/or compliance obligations under the applicable laws, rules and regulations of the FINRA and the SEC.

         f. You agree to be bound by and to comply with all applicable federal and state laws and rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual Funds shares or classes of such shares.

         g. You represent and warrant that you have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records.

         9. BLUE SKY. The Funds have registered an indefinite number of Shares under the Securities Act. The Funds intend to register or qualify in certain states where registration or qualification is required. We will inform you as to the states or other jurisdictions in which the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares have been registered, qualified, or an exemption is available. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a State Notice and a Further State Notice with respect to the Shares, if necessary.

         10. AUTHORITY OF FUNDS AND PARTICIPATING DEALER. The Funds shall have full authority to take such action, as it deems advisable in respect of all matters pertaining to the offering of its Shares, including the right not to accept any order for the purchase of Shares. You shall be deemed an independent contractor and not an agent of the Funds, for all purposes hereunder and shall have no authority to act for or represent the Funds. You will not act as an "underwriter" or "distributor" of shares, as those terms are used in the 1940 Act, the Securities Act of 1933, and rules and regulations promulgated thereunder.

         11. RECORDKEEPING. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by the Funds, promptly make such records available to the Funds as the Funds may reasonably request in connection with its operations and (ii) promptly notify the Funds if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner. If you hold Shares as a record owner for your Customers, you will be responsible for maintaining all necessary books and Customer account records which reflect their beneficial ownership of Shares, which records shall specifically reflect that you are holding Shares as agent, custodian or nominee for your Customers.

         12. LIABILITY. The Distributor shall be under no liability to you hereunder except for its failure to exercise good faith in discharging the obligations expressly assumed by it hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. By your acceptance of this Agreement, you agree to and do release, indemnify and hold harmless the Distributor and the Funds and their respective successors and assigns, each of their respective officers and directors, and each person who controls either the Distributor or the Funds within the meaning of Section 15 of the Securities Act against any loss, liability, claim, damages or expense (including reasonable attorneys' fees and expenses) arising by reason of (i) any direct or indirect actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder for orders to purchase, redeem or exchange Shares by or on behalf of your Customers, including violations of the terms and conditions of the Prospectus or applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder, with respect to such orders or (ii) any breach of this Agreement by you or your successors or permitted assigns. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any provision of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Advisors Act of 1940, as amended or the rules and regulations promulgated by the SEC thereunder.

         13. PRIVACY. You represent that you have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (i) ensure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (iv) protect against unauthorized disclosure of non-public information to unaffiliated third parties; and (v) otherwise ensure that you are in compliance with Regulation S-P.

         14. AMENDMENT. We may modify this agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed as your acceptance of such modification.

         15. TERMINATION. This Agreement may be terminated by either party, without penalty, upon ten (10) days' notice to the other party and shall automatically terminate in the event of its assignment (as defined in the Investment Company Act). In the event any Funds terminate the Distribution Agreement between a Fund and the Distributor, this Agreement shall also automatically terminate at any time without penalty for the said Fund(s). If Distribution Agreement of a specific Fund and Distributor is terminated, the remainder of this Agreement will not be impaired thereby for the remaining Funds listed on Schedule A.

         16. NATURE OF AGREEMENT. You acknowledge and agree that this Agreement has been entered into pursuant to Rule 12b-1 under the Investment Company Act, and is subject to the provisions of said Rule (as it may be amended from time to time), as well as any other applicable rules promulgated by the SEC.

         17. COMMUNICATIONS. All communications to the Distributor should be sent to SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, Attention: Compliance Officer. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         18. SEVERABILITY AND GOVERNING LAW. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         19. INVESTIGATIONS AND PROCEEDINGS. The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activity under this Agreement and promptly notify the other party of any such investigation or proceeding.

         20. SURVIVAL. The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 12 hereof, shall survive any termination of this Agreement.

         21. CAPTIONS. All captions used in this Agreement are for convenience only, are not a party hereof, and are not to be used in construing or interpreting any aspect hereof.

         22. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supercedes all previous agreements and/or understandings of the parties.







(THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK. THE SIGNATURE PAGE FOLLOWS).

         If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.

                                                SEI INVESTMENTS DISTRIBUTION CO.

                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

Confirmed and accepted:

FIRM NAME:  _______________________

(please provide full legal name)

By: ______________________________

Name:  ___________________________

Title: _____________________________

Date: _____________________________

TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS TO YOU: WHEN YOU REQUEST TO ENTER INTO A SELLING AGREEMENT, WE WILL ASK YOUR NAME, ADDRESS, AND OTHER INFORMATION THAT WILL ALLOW US TO IDENTIFY YOU. THIS INFORMATION WILL BE VERIFIED TO ENSURE YOUR IDENTITY. SIDCO IS REQUIRED BY LAW TO REJECT YOUR REQUEST IF THE REQUIRED IDENTIFYING INFORMATION IS NOT PROVIDED. IN CERTAIN INSTANCES, SIDCO IS REQUIRED TO COLLECT DOCUMENTS TO FULFILL ITS LEGAL OBLIGATION. DOCUMENTS PROVIDED IN CONNECTION WITH YOUR APPLICATION WILL BE USED SOLELY TO ESTABLISH AND VERIFY YOUR IDENTITY, AND SIDCO SHALL HAVE NO OBLIGATION WITH RESPECT TO THE TERMS OF ANY SUCH DOCUMENT.

To enable the processing of this Agreement, please provide the following information. Failure to complete the following will delay, and possibly prevent, the Distributor from processing this Agreement.

Firm's CRD Number (or FDIC Cert. Number if a bank): _________________

Firm's Principal Address:  _________________

                           _________________

                           _________________

                           _________________


Firm's Mailing Address:    _________________

(if different from above)  _________________

                           __________________

                           __________________


Firm's Primary Telephone Number: _________________

Firm's Tax Identification Number (TIN): _____________

                                   SCHEDULE A

THE ADVISORS' INNER CIRCLE FUND, ON BEHALF OF:
Acadian Emerging Markets Portfolio
AIG Money Market Fund
Analytic Global Long-Short Fund
Analytic Short-Term Income Fund
Cambiar Conquistador Fund
Cambiar International Equity Fund
Cambiar Opportunity Fund
Cambiar Aggressive Value Fund
CB Core Equity Fund
Commerce Capital Government MM
Commerce Capital Institutional Select Government MM
Commerce Capital Treasury MM
Edgewood Growth Fund
FMA Small Company Portfolio
FMC Select Fund
FMC Strategic Value Fund
Haverford Quality Growth Stock Fund
HGK Equity Value Fund
ICM Small Company Portfolio
LSV Conservative Core Equity Fund
LSV Conservative Value Equity Fund
LSV Value Equity Fund
McKee International Equity Portfolio
Japan Smaller Companies Fund
Rice Hall James Micro Cap Portfolio
Rice Hall James Mid Cap Portfolio
Rice Hall James Small Cap Portfolio
TS&W Equity Portfolio
TS&W Fixed Income Portfolio
TS&W International Equity Portfolio
United Association S&P 500 Index Fund
WHG Balanced Fund
WHG Income Opportunity Fund
WHG Large Cap Value Fund
WHG SMidCap Fund


Acadian Emerging Markets Portfolio
AIG Money Market Fund
Analytic Global Long-Short Fund
Analytic Short-Term Income Fund
Cambiar International Equity Fund
Cambiar Opportunity Fund
Cambiar Conquistador Fund
Cambiar Aggressive Value Fund
CB Core Equity Fund

Commerce Capital Government Money Market Fund
Commerce Capital Treasury Obligations Money Market Fund
Commerce Institutional Select Money Market Fund
Edgewood Growth Fund
FMA Small Company Portfolio
FMC Strategic Value Fund
FMC Select Fund
Haverford Quality Growth Stock Fund
HGK Equity Value Fund
HGK Mid Cap Value Fund
ICM Small Company Portfolio
Japan Smaller Companies Fund
LSV Value Equity Fund
LSV Conservative Value Equity Fund
LSV Conservative Core Equity Fund
McKee International Equity Portfolio
Rice Hall James Micro Cap Portfolio
Rice Hall James Small Cap Portfolio
Rice Hall James Mid Cap Portfolio
TS&W Equity Portfolio
TS&W Fixed Income Portfolio
TS&W International Equity Portfolio
UA S&P 500 Index Fund
WHG Income Opportunity Fund
WHG SMidCap Fund
WHG LargeCap Value Fund
WHG Balanced Fund
WHG SmallCap Value Fund
WHG AllCap Value Fund


THE ADVISORS' INNER CIRCLE FUND II ON BEHALF OF
Hancock Horizon Burkenroad Fund
Hancock Horizon Growth Fund
Hancock Horizon Prime Money Market Fund
Hancock Horizon Strategic Income Bond Fund
Hancock Horizon Treasury Money Market Fund
Hancock Horizon Value Fund
Champlain Small Company Fund
Perimeter Small Cap Growth Fund
Reaves Select Research Fund
UCM Institutional Money Market Fund
Hennion and Walsh SmartGrowth ETF Lipper Optimal Growth Index Fund Hennion and Walsh SmartGrowth ETF Lipper Optimal Moderate Index Fund Hennion and Walsh SmartGrowth ETF Lipper Optimal Conservative Index Fund Aberdeen Emerging Markets Fund

BISHOP STREET FUNDS ON BEHALF OF
Large Cap Core Equity Fund
Strategic Growth Fund,

High Grade Income Fund
Hawaii Municipal Bond Fund
Money Market Fund
Treasury Money Market Fund
Tax Free Money Market Fund